Exhibit 99.3

Press Release

K-SEA TRANSPORTATION PARTNERS L.P. CLOSES ACQUISITION OF SEA COAST TRANSPORTATION LLC

NEW YORK, OCTOBER 18, 2005 – K-Sea Transportation Partners L.P. (NYSE: KSP) announced today that it has completed its recently announced acquisition of Sea Coast Transportation LLC (formerly Sea Coast Towing, Inc.) of Seattle, Washington.

Contact K-Sea Transportation Partners L.P

John J. Nicola, Chief Financial Officer, 718 720-9306